UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report: September 14, 2012
(Date of earliest event reported)

EQUITY LIFESTYLE PROPERTIES, INC.
(Exact name of registrant as specified in its charter)

Maryland	1-11718	36-3857664
(State or other jurisdiction of incorporation or organization)	(Commission File No.)	(IRS Employer Identification Number)
Two North Riverside Plaza, Chicago, Illinois		60606
(Address of principal executive offices)		(Zip Code)

(312) 279-1400
(Registrant's telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement material pursuant to Rule 14a14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement material pursuant to Rule 13e-4(c) under the Exchange Act (17 CFE 240.13e-4(c))

Item 8.01    Other Events.

On September 14, 2012, Equity Lifestyle Properties, Inc. (the "Company") announced that it will redeem all of the outstanding shares of its 8.034% Series A Cumulative Redeemable Perpetual Preferred Stock (the "Series A Preferred Stock") (NYSE: ELSPrA, CUSIP No. 29472R 207) on October 18, 2012 (the "Redemption Date"). The Series A Preferred Stock will be redeemed at the redemption price of $25.00 per share of the Series A Preferred Stock plus $0.094846 in accumulated and unpaid distributions per share, whether or not declared, to, but not including the Redemption Date. Distributions will cease to accrue on the Series A Preferred Stock as of the Redemption Date.
A copy of the press release announcing the redemption of all of the outstanding shares of the Series A Preferred Stock is hereby incorporated by reference and filed herewith as Exhibit 99.1.
Item 9.01. Financial Statements and Exhibits.
(d) Exhibits.

99.1
Equity LifeStyle Properties, Inc. press release dated September 14, 2012, "Equity LifeStyle Properties, Inc. Announces Redemption of All of the Outstanding Shares of its 8.034% Series A Cumulative Redeemable Perpetual Preferred Stock."

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned thereunto duly authorized.
EQUITY LIFESTYLE PROPERTIES, INC.

By:/s/ Marguerite Nader
Marguerite Nader
President and Chief Financial Officer

Date: September 14, 2012